UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 21, 2006

DADE BEHRING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50010	36-3989270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Deerfield Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(847) 267-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  4.01.        Changes in Registrant's Certifying Accountant.

(a) Former independent registered public accounting firm

On June 21, 2006, the Audit Committee (the “Committee”) of the Board of Directors of Dade Behring Holdings, Inc. (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the Company.

The Audit Committee's action was reported on Form 8-K filed June 27, 2006. The Company provided PwC with a copy of the Form 8-K prior to filing and requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the aforementioned statements. A copy of the letter furnished on July 7, 2006, in response to that request is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

16.1      Letter dated July 6, 2006 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission concurring with the statements made in the Form 8-K filed by the Company on June 27, 2006, regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DADE BEHRING HOLDINGS, INC.

July 10, 2006	By:	/s/ JOHN M. DUFFEY
John M. Duffey
Chief Financial Officer